Exhibit 10.2

GILEAD SCIENCES, INC.

NONSTATUTORY STOCK OPTION

[DIRECTOR NAME] , Optionee:

GILEAD SCIENCES, INC. (the “Company”), pursuant to its 2004 Equity Incentive Plan (the “Plan”), has this day granted to you, the optionee named above, an option to purchase shares of the common stock of the Company (the “Common Stock”). This option is not intended to qualify and will not be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

The details of your option are as follows:

1. The total number of shares of Common Stock subject to this option is [Number of Shares]. Subject to the limitations contained herein, this option shall be exercisable with respect to each installment shown below on or after the date of earliest exercise (vesting) applicable to such installment, as follows:

Number of Shares (Installment)	Date of Earliest Exercise (Vesting)
[xx,xxx]	[Date of Vesting]
[xx,xxx]	[Date of Vesting]

2. (a) The exercise price of this option is $ [XX.xx] ([amount in words] Dollars and xx/100 cents) per share.

(b) Payment of the exercise price is due in full upon exercise of all or any part of each installment which has become exercisable by you. You may elect to make payment of the exercise price under one of the following alternatives, all as set forth more fully in the Plan: (i) in cash upon exercise; (ii) provided that the Company’s stock is publicly traded, payment by delivery of shares of Common Stock already owned by you, free and clear of any liens; or (iii) payment by a combination of the methods set forth in clauses (i) and (ii). Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock.

3. In no event may this option be exercised for any number of shares which would require the issuance of anything other than whole shares.

4. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933 (the “Securities Act”) or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

5. The term of this option commences on the date hereof and, unless sooner terminated as set forth below or in the Plan, terminates on [Expiration date] (which date shall be ten (10) years from the date this option is granted). In no event may this option be exercised on or after the date on which it terminates. This option shall terminate prior to the expiration of its term as follows: three (3) years after the termination of your service as a non-employee director or employee of or consultant to the Company or an affiliate of the Company (as defined in the Plan) for any reason or for no reason.

However, this option may be exercised following such termination of service only as to that number of shares as to which it was exercisable on the date of such termination under the provisions of paragraph 1 of this option.

6. This option may be exercised, to the extent specified above, by delivering a notice of exercise together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subparagraph 6(f) of the Plan. Copies of the notice of exercise form are available from the Stock Plan Administrator.

7. This option is not transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order, and is exercisable during your life only by you or a transferee pursuant to a domestic relations order. Notwithstanding the foregoing, you may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

8. This option is not an employment or consulting agreement and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company, or of the Company to continue your service with the Company.

9. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

10. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of paragraphs 5, 6, 7, and 8 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

11. This option and the Plan set forth all of the rights and liabilities with respect to this option.

12. This option is the entire understanding between the optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of any stock options previously granted to the optionee under the Plan, the Company’s 1987 Stock Purchase Plan, the Company’s 1987 Incentive Stock Option

Plan, the Company’s 1987 Supplemental Stock Option Plan, the 1991 Stock Option Plan, the 1995 Non-Employee Directors’ Stock Option Plan, the rights to purchase stock granted to the optionee under the Company’s 1991 Employee Stock Purchase Plan or any stock options originally granted to the optionee under the Vestar, Inc. 1988 Stock Option Plan, the NeXstar Pharmaceuticals, Inc. 1993 Incentive Stock Plan or the Triangle Pharmaceuticals, Inc. 1996 Stock Incentive Plan.

Dated [Date of Grant]

Very truly yours,

GILEAD SCIENCES, INC.

By:
John C. Martin
President and Chief Executive Officer

ATTACHMENT:

2004 Equity Incentive Plan

The undersigned:

(a) Acknowledges receipt of the foregoing option and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

(b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of any stock options previously granted to the optionee by the Company, and the following agreements only [if none, so state]:

NONE	________
(Initial)

OTHER	____________________________________________________________

____________________________________________________________

____________________________________________________________

Optionee	____________________________________________________________

Address:	_______________________________________________________

_______________________________________________________

_______________________________________________________

NOTICE OF EXERCISE

Gilead Sciences, Inc.
333 Lakeside Drive	Date of
Foster City, CA 94404	Exercise: _________________________________
Attn: Corporate Secretary

Ladies and Gentlemen:

This constitutes notice under my Nonstatutory Stock Option that I elect to purchase the number of shares for the price set forth below.

Stock Option dated:	____________________________________________________________________

Number of shares as to which option is exercised:	____________________________________________________________________

Certificates to be issued in name of:	____________________________________________________________________

Total exercise price:	$____________________________________________________________________

Cash payment delivered herewith:	$____________________________________________________________________

Value of stock payment delivered herewith:	$____________________________________________________________________

By this exercise, I agree to provide such additional documents as you may require pursuant to the terms of the 1995 Non-Employee Directors’ Stock Option Plan.

Very truly yours,

Signature:
Printed Name: